State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 06/06/2003 FILED 11: 30 AM 06/06/2003 SRV 030376510 -3264706 FILE
CERTIFICATE OF CONVERSION of POTOMAC POWER RESOURCES INC. (a Delaware corporation) into POTOMAC POWER RESOURCES) LLC (a Delaware limited liability company)
Pursuant to Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act
It is hereby certified that:
FIRST: The name of the corporation under which it was original1y incorporated is: Potomac Power Resources Inc. (the "Corporation").
SECOND: The date of filing of the Corporation's original Certificate of Incorporation with the Delaware Secretary of State is: August 3, 2000.
THIRD: The name of the limited liability company into which the Corporation shall be converted is: Potomac Power Resources, LLC (the "LLC").

           FOURTH:   In accordance with Section 266(b) of the General Corporation Law of the State of Delaware (the "DGCL "), the Board of Directors of the Corporation by a unanimous written consent of the Directors in accordance with the provisions of Section 141(f) of the DGCL, dated May 5, 2003, adopted a resolution approving the conversion of the Corporation into the LLC, a Delaware limited liability company (the "Conversion"), and in such resolution, the Directors recommended the Conversion to the stockholders of the Corporation.

           FIFTH: In accordance with Section 266(b) of the DGCL, the sole stockholder of the Corporation by a written consent of the sole stockholder in accordance with the provisions of Section 228 of the DGCL, dated May 5, 2003, adopted a resolution approving the recommendation of the Directors and adopting the Conversion.

SIXTH: The effective date of the Conversion shall be June 6, 2003

           IN WITNESS WHEREOF, Potomac Power Resources Inc. has caused this Certificate of Conversion to be signed in its name and on its behalf by its President this 6th day of June, 2003, and its President acknowledges that this Certificate of Conversion is the corporate act of the Corporation and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all materia1 respects; and Potomac Power Resources, LLC has caused this Certificate of Conversion to be signed in its name

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and on its behalf by the undersigned authorized person this 6th day of June, 2003, and such authorized person acknowledges that this Certificate of Conversion is the act of the LLC and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

POTOMAC POWER RESOURCES INC. By: E. R. MAYBERRY E.R. Mayberry, President POTOMAC POWER RESOURCES, LLC By: PETER E. MEIER Peter E. Meier, Secretary
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